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                                                                 EXHIBIT 10.23

                             AGREEMENT TO REPAY



THIS AGREEMENT is made this 7th day of March, 2001, by and between Thomas H. Zarges (the "Employee") and Washington Group International, Inc., an Ohio Corporation (the "Company").

1. In consideration for the Employee's relocation from the Company's Cleveland, Ohio, office to the Company's Princeton, New Jersey office, the Employee will receive from the Company a one-time payment of One Hundred Eighty-Five Thousand One Hundred Ninety-One Dollars and 42/100s ($185,191.42) to reflect the difference in fair market value of housing between the two geographic areas. This payment includes a "gross up" for federal and state income taxes and is subsequently referred to in this Agreement as the "FMV Differential Payment." The Employee's right to receive the FMV Differential Payment is contingent upon the Employee promising to repay the FMV Differential Payment to the Company under the conditions set forth in the remainder of this Agreement.

2. If the Employee voluntarily terminates employment with the Company, or if the Employee's employment with the Company is terminated for Cause, within two years of the date of this Agreement, the Employee will repay to the Company the full amount of the FMV Differential Payment received by the Employee reduced by the product of (a) times (b), where (a) is a fraction, the numerator of which is the number of full months the Employee remains employed by the Company after the date of this Agreement and the denominator which is 24, and where (b) equals the full amount of the FMV Differential Payment. For purposes of this paragraph, full months of employment shall be determined by measuring from the date of this Agreement to the corresponding date in subsequent calendar months.

3. For purposes of this Agreement, the Employee's employment with the Company will be considered terminated for Cause if the Employee is discharged for Cause or if the Employee resigns or quits in lieu of being discharged for Cause. "Cause" means (i) willful and continued failure by the Employee to perform his or her duties (except as a direct result of the Employee's incapacity due to physical or mental illness) after receiving notification by the Company identifying the manner in which the Employee has failed to perform his or her duties,
         (ii) willfully engaging in conduct materially injurious to the Company, or (iii) conviction of the Employee of any felony involving moral turpitude.

4. If the Employee terminates employment with the Company due to the Employee's death or disability, the Employee shall have no obligation to repay the amount of the FMV Differential Payment to the Company. For these purposes, "disability" means any termination of employment with the Company as a result of a physical or mental

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         condition that prevents the Employee from performing his or her normal duties of employment in accordance with the following rules:
         If the Employee applies for disability benefits under the Company's disability program and qualifies for such benefits, the Employee shall be disabled within the meaning of this paragraph. In the absence of a Company-sponsored long-term disability program, the Employee will be considered totally and permanently disabled under this Agreement if, in the opinion of two doctors, one retained by the Company and one retained by the Employee, the Employee is considered unable to perform his or her normal duties or employment as a result of a physical or mental condition.

                                       Thomas H. Zarges (Employee)


                                       /s/ Tom Zarges
                                       ----------------------------------------
                                       [Signature]



                                       Washington Group International, Inc.
                                       (Company)

                                       By   /s/ Roger P. Allen
                                       ----------------------------------------
                                       [Signature]

                                       Roger P. Allen - Vice President
                                       Compensation and Benefits